                                                                  CONFORMED COPY


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 31, 2001

                             WHIRLPOOL CORPORATION
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                      1-3932               38-1490038
  ------------------------------    ------------------    ---------------------
   (State or other jurisdiction      (Commission File       (I.R.S. Employer
        of incorporation)                 Number)          Identification No.)




        2000 M63 North, Benton Harbor, Michigan            49022-2692
       --------------------------------------------------------------
       (Address of principal executive officers)           (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code
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Item 5. Other Events
        ------------

          On January 31, 2001, the Company issued a press release announcing the first phase of its previously announced worldwide restructuring plan. The Company anticipates that the first phase of the restructuring will result in the elimination of approximately 2,000 positions worldwide. The company expects that this phase of the restructuring will result in a first quarter charge of approximately $75 million and will produce savings of about $35 million in 2001, increasing to about $50 million on an annualized basis.


Item 7. Financial Statements and Exhibits
        ---------------------------------

          Copy of press release dated January 31, 2001.
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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    WHIRLPOOL CORPORATION
                                    Registrant



Date: February 5, 2001                 By: /s/ Robert T. Kenagy
                                          ----------------------------
                                    Name: Robert T. Kenagy
                                    Title: Corporate Secretary